SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 22, 2001

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                                   KROLL INC.
             (Exact name of registrant as specified in its charter)




             Ohio                       000-21629                31-1470817
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)




       900 Third Avenue
      New York, New York                                          10022
    (Address of principal                                       (Zip code)
      executive offices)

       Registrant's telephone number, including area code: (212) 593-1000




                            THE KROLL-O'GARA COMPANY
         (Former name or former address, if changed since last report.)

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Item 2.           Acquisition or Disposition of Assets.

      On April 23, 2001, Kroll Inc. (formerly known as The Kroll-O'Gara Company) (the "Company") announced that it had entered into a stock purchase agreement to sell substantially all of its Security Products and Services Group (the "O'Gara Group") to Armor Holdings, Inc. ("Armor").

      On August 22, 2001, the Company sold the O'Gara Group to Armor for an aggregate purchase price of $53.7 million, of which approximately $15.0 million was paid in shares of Armor's common stock valued at the time of the closing and the balance was paid in cash. Of the $53.7 million, $1.5 million was placed in escrow for the satisfaction of some conditions under the stock purchase agreement. The total purchase price will be reduced dollar for dollar to the extent that net tangible assets of the O'Gara Group, as defined in the stock purchase agreement, are less than approximately $34.9 million as of the closing date of the transaction.

      The O'Gara Group comprises the Security Products and Services Group of the Company, which includes the manufacture, distribution, sale and marketing of armored motor vehicles and related services and training programs. The Company did not sell its kidnap and ransom and risk information services businesses to Armor. The Company is operating them as part of its remaining business.

      The foregoing discussion is qualified by reference to the full text of the stock purchase agreement, as amended, which is filed as an exhibit to this report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.           Other Events.

      On August 16, 2001, the shareholders of the Company voted to change the Company's name to "Kroll Inc." The Company amended its amended and restated articles of incorporation to provide for the change of its name to "Kroll Inc." on August 24, 2001.

Item 7.           Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired:

      None.

(b)   The pro forma financial statements of the Company are filed as Exhibit
      99.4 to this report on Form 8-K and are incorporated herein by reference in their entirety.

(c)   Exhibits

99.1 Stock Purchase Agreement dated as of April 20, 2001 by and among the Kroll-O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company and O'Gara Security Associates, Inc. and Armor Holdings, Inc. and Bengal Acquisition Corp., incorporated by reference to Exhibit 99 to Form 8-K of the Company dated April 23, 2001.


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99.2  Letter agreement dated August 20, 2001 between Armor Holdings, Inc.,
      Bengal Acquisition Corp., The Kroll-O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company and O'Gara Security Associates, Inc.

99.3 Letter agreement dated August 21, 2001 between Armor Holdings, Inc., Bengal Acquisition Corp., The Kroll-O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company and O'Gara Security Associates, Inc.

99.4  Kroll Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements


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

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, Kroll Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2001

                                    KROLL INC.



                                    By: /s/ Nazzareno Paciotti
                                       ---------------------------
                                       Nazzareno Paciotti
                                       Chief Financial Officer


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